As filed with the Securities and Exchange Commission on May 10, 2013

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PostRock Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0981065
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

210 Park Avenue

Oklahoma City, Oklahoma 73102

(Address, including zip code, of registrant’s principal executive offices)

PostRock Energy Services Corporation Deferred Compensation Plan

(Full title of the plan)

Copy to:
Stephen L. DeGiusti PostRock Energy Corporation 210 Park Avenue Oklahoma City, Oklahoma 73102 (405) 600-7704	Tull R. Florey Baker Botts L.L.P. 910 Louisiana Houston, Texas 77002-4995 (713) 229-1234
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	4,000,000 shares	$1.35 (2)	$5,400,000 (2)	$736.56

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the PostRock Energy Services Corporation Deferred Compensation Plan (the “Plan”) as a result of the antidilution provisions thereof.
(2)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price of the shares of Common Stock reported on the NASDAQ Stock Market LLC on May 6, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information concerning the plans required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428 under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the SEC or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

This Registration Statement incorporates by reference the following documents and information, which PostRock Energy Corporation (“PostRock”) has filed with the SEC (excluding information deemed to be furnished and not filed with the SEC):

•	PostRock’s annual report on Form 10-K for the year ended December 31, 2012;

•	PostRock’s quarterly report on Form 10-Q for the quarter ended March 31, 2013;

•	PostRock’s current reports on Form 8-K filed on January 4, 2013, March 22, 2013, and April 5, 2013; and

•	the description of PostRock’s common stock contained in its registration statement on Form 8-A (File No. 001-34635) filed on February 18, 2010, as that description may be updated from time to time.

All documents subsequently filed by PostRock pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents (excluding information deemed to be furnished and not filed with the SEC).

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the DGCL, or

•	any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by a director or officer in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by PostRock’s certificate of incorporation or bylaws, a vote of shareholders or disinterested directors, agreement or otherwise. Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

PostRock’s Restated Certificate of Incorporation

PostRock is a Delaware corporation. PostRock’s restated certificate of incorporation provides that no director will be personally liable to PostRock or its stockholders for monetary damages for breach of a fiduciary duty as a director to the fullest extent permitted by the DGCL.

PostRock’s Bylaws

PostRock’s bylaws provide that PostRock will indemnify and hold harmless, to the fullest extent permitted by applicable law in effect as of the date of the effectiveness of the bylaws and to such greater extent as applicable law may thereafter permit, any person who is or is threatened to be made a witness in or a party to any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of PostRock or is or was serving at the request of PostRock as a director, officer or other designated legal representative of another entity (“corporate status”) against any and all losses, liabilities, costs, claims, damages and expenses actually and reasonably incurred by such person or on his or her behalf by reason of his corporate status.

Indemnification Agreements

PostRock has entered into indemnification agreements with its directors and certain officers generally providing such directors and officers with a contractual right to indemnification to the fullest extent provided by applicable law.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Document

4.1*	Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 3.1 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.2*	Certificate of Amendment to Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 4.2 to PostRock’s Registration Statement on Form S-8, Registration No. 333-181480).

4.3*	Bylaws of PostRock (incorporated herein by reference to Exhibit 3.2 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.4*	Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to PostRock’s Registration Statement on Form S-4/A filed on December 17, 2009, Registration No. 333-162366).

4.5*	PostRock Energy Corporation Executive Nonqualified Excess Plan Adoption Agreement (incorporated herein by reference to Exhibit 10.1 to PostRock’s Quarterly Report on Form 10-Q filed on May 9, 2013).

4.6*	PostRock Energy Corporation Executive Nonqualified Excess Plan (incorporated herein by reference to Exhibit 10.2 to PostRock’s Quarterly Report on Form 10-Q filed on May 9, 2013).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of UHY LLP.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

*	Incorporated by reference to the filing indicated.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerin

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PostRock Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 10th of May, 2013.

POSTROCK ENERGY CORPORATION

By:	/s/ David J. Klvac
David J. Klvac Executive Vice President, Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Carter, David J. Klvac and Stephen L. DeGiusti his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on this 10th of May, 2013.

Name	Title

/s/ Terry W. Carter Terry W. Carter	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ David J. Klvac David J. Klvac	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)

/s/ Duke R. Ligon Duke R. Ligon	Chairman of the Board

/s/ Nathan M. Avery Nathan M. Avery	Director

/s/ William H. Damon III William H. Damon III	Director

/s/ Thomas J. Edelman Thomas J. Edelman	Director

/s/ J. Philip McCormick J. Philip McCormick	Director

/s/ Mark A. Stansberry Mark A. Stansberry	Director

INDEX TO EXHIBITS

Exhibit Number	Document

4.1*	Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 3.1 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.2*	Certificate of Amendment to Restated Certificate of Incorporation of PostRock (incorporated herein by reference to Exhibit 4.2 to PostRock’s Registration Statement on Form S-8, Registration No. 333-181480).

4.3*	Bylaws of PostRock (incorporated herein by reference to Exhibit 3.2 to PostRock’s Current Report on Form 8-K filed on March 10, 2010).

4.4*	Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to PostRock’s Registration Statement on Form S-4/A filed on December 17, 2009, Registration No. 333-162366).

4.5*	PostRock Energy Corporation Executive Nonqualified Excess Plan Adoption Agreement (incorporated herein by reference to Exhibit 10.1 to PostRock’s Quarterly Report on Form 10-Q filed on May 9, 2013).

4.6*	PostRock Energy Corporation Executive Nonqualified Excess Plan (incorporated herein by reference to Exhibit 10.2 to PostRock’s Quarterly Report on Form 10-Q filed on May 9, 2013).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of UHY LLP.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

*	Incorporated by reference to the filing indicated.